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                                                                 EXHIBIT 10.38


                                PROMISSORY NOTE



BORROWER:   CHRISTOPHER T. LUTES           LENDER:  SILICON VALLEY BANCSHARES
                                                    3003 TASMAN DRIVE
                                                    SANTA CLARA, CA  95054


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PRINCIPAL AMOUNT: $75,000.00  INTEREST RATE: 5.50%  DATE OF NOTE: JUNE 10, 1998


PROMISE TO PAY. Christopher T. Lutes ("Borrower") promises to pay to Silicon Valley Bancshares ("Lender"), or order, in lawful money of the United States of America, the principal amount of Seventy Five Thousand & 00/100 Dollars ($75,000.00), plus all accrued unpaid interest in accordance with the terms of this Promissory Note.

PAYMENT. Borrower will pay this Promissory Note in three (3) annual principal payments each in the amount of $25,000.00. Such payments are due on March 1, 1999, March 1, 2000 and March 1, 2001, respectively. In addition, Borrower will pay three (3) annual payments of all accrued unpaid interest, together with such principal payments. Payments hereunder are principal plus interest.

INTEREST RATE. The interest rate on this Promissory Note is fixed at a rate of 5.50% per annum. Interest on this Promissory Note is computed on a 365/365 simple interest basis; that is, by applying the ratio of the annual interest rate over the number of days in a year, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding.

PREPAYMENT. Borrower may pay without penalty all or a portion of the amount owed earlier than it is due.

TERMINATION. THIS PROMISSORY NOTE SHALL BE DUE AND PAYABLE IN FULL UPON EARLIEST TO OCCUR OF THE FOLLOWING EVENTS: (a) Borrower leaves his employment with Silicon Valley Bank (the "Bank") for any reason (whether by resignation or involuntary termination), (b) Borrower's employment terminates by Borrower's death before this loan is repaid, or (c) March 1, 2001.

CHOICE OF LAW. This Promissory shall be governed by, and construed in accordance with, the laws of the State of California, without regard to principles of conflicts of law.

BORROWER UNDERSTANDS AND AGREES THAT THIS AGREEMENT IS A PROMISSORY NOTE, NOT AN EMPLOYMENT AGREEMENT OR CONTRACT. BORROWER ALSO UNDERSTANDS THAT BY VIRTUE OF BORROWER'S PROMOTION TO CHIEF FINANCIAL OFFICER OF THE BANK AND LENDER, LENDER HAS AGREED TO MAKE THIS LOAN TO BORROWER ON TERMS THAT MAY DEEMED PREFERENTIAL IN NATURE.

BORROWER:

/s/ Christopher T. Lutes                     Date: 6/10/98
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Christopher T. Lutes


LENDER:

SILICON VALLEY BANCSHARES


By: /s/ Barbara B. Kamm                      Date: 6/10/98
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Name: Barbara B. Kamm
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Title: EVP & CAO
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